Exhibit 99.1

           Argonaut Group, Inc. Announces 2007 Second Quarter Results

        Company Produces Increased Earnings in a Competitive Marketplace

     SAN ANTONIO--(BUSINESS WIRE)--Aug. 6, 2007--Argonaut Group, Inc. (NasdaqGS:
AGII) today announced financial results for the three and six months ended June 30, 2007.

     Highlights include the following:

     For the three months ended June 30, 2007:

     -- Net income was $21.0 million or $0.61 per diluted share, after giving effect to approximately $7.0 million in non-cash compensation expense, versus $23.4 million or $0.69 per share in the 2006 second quarter;

     -- Gross written premiums increased to $276.8 million versus $258.9 million in the same three months of 2006;

     -- Total revenue rose to $241.5 million versus $228.7 million in 2006 second quarter;

     -- Combined ratios for E&S and Select Markets were 87.6 percent and 92.1 percent, respectively.

     For the six months ended June 30, 2007:

     -- Net income increased to $46.1 million or $1.34 per diluted share, after giving effect to approximately $7.0 million in non-cash compensation expense, versus $43.9 million or $1.30 per share in the same six-month period in 2006;

     -- Gross written premiums rose to $563.5 million from $528.1 million during the first six months of 2006;

     --   Cash flow from operations remained strong at $75.8 million;

     -- Book value of $24.88 per share at June 30, 2007 reflects the special dividend payment of $1.65 per share.

     Argonaut Group President and Chief Executive Officer Mark E. Watson III said, "In an increasingly competitive marketplace, we performed well by producing another quarter of reasonable premium growth and improved margins. Our opportunity to grow and earn an acceptable margin remains positive, but our focus will continue to be on margin."

     FINANCIAL RESULTS

     For the second quarter of 2007, Argonaut Group reported net income of $21.0 million, or $0.61 per diluted common share on 34.6 million shares, after giving effect to approximately $7.0 million (after tax) in non-cash compensation expense related to acceleration of the vesting of outstanding equity awards held by the named executive officers of Argonaut Group. This compares to 2006 second quarter net income of $23.4 million, or $0.69 per share on 33.8 million shares.

     The Company believes operating income is another meaningful measure of Argonaut Group's performance, although it differs from net income under accounting principles generally accepted in the United States (GAAP) in that operating income excludes income tax benefit or expense and net realized investment gains and losses. For a reconciliation of operating income to GAAP net income for the three and six months ended June 30, 2007 and 2006, respectively, please refer to the reconciliation table attached to this news release. Pre-tax operating income for the quarter ended June 30, 2007 was $27.1 million, including the accelerated compensation expense, as compared to pre-tax operating income in the comparable quarter of 2006 of $32.3 million.

     Total revenue increased approximately six percent to $241.5 million during the second quarter of 2007 versus $228.7 million for the comparable quarter in 2006. Total revenue includes realized gains on the sales of investments, which were $3.3 million for both second quarters of 2007 and 2006. Earned premiums for the three months ended June 30, 2007 were $209.9 million compared to $200.4 million for 2006.

     The Company's combined ratio for the second quarter of 2007 was 94.0 percent, which excludes 4.9 points of non-cash compensation expense noted previously, versus 94.8 percent for the same three-month period in 2006. Pre-tax underwriting income for the second quarter of 2007 and 2006 included favorable loss development from prior years' reserves of approximately $7.1 million, and $8.0 million, respectively. Argonaut Group's primary business segments delivered strong combined ratios in the second quarter of 2007, as follows: Excess and Surplus Lines at 87.6 percent; and Select Markets, which now includes Public Entity, at 92.1 percent.

     For the six months ended June 30, 2007, Argonaut Group reported net income of $46.1 million, or $1.34 per diluted common share on 34.4 million weighted average shares, after giving effect to the accelerated compensation expense. This compares to first half 2006 net income of $43.9 million, or $1.30 per diluted common share on 33.8 million shares. Total revenue in the first six months of 2007 was $475.9 million versus $453.3 million in the first half of 2006. Total revenue includes realized gains on sales of investments of $3.9 million and $3.3 million for the six months ended June 30, 2007 and June 30, 2006, respectively. Earned premiums for the first six months of 2007 were $415.5 million compared to $400.3 million for the first six months of 2006.

     The Group combined ratio for the first six months of 2007 was 94.2 percent, which excludes the non-cash compensation expense noted previously, versus 95.0 percent in the first half of 2006. Pre-tax underwriting income for the six months ended June 30, 2007 and June 30, 2006 included favorable loss development from prior years' reserves of $16.2 million and $9.3 million, respectively. Segment combined ratios for 2007 were as follows: Excess and Surplus Lines at
87.5 percent; and Select Markets, which now includes Public Entity, at 91.1 percent.

     SEGMENT RESULTS

     Excess & Surplus Lines (E&S) - For the second quarter of 2007, gross written premiums for E&S totaled $190.0 million, resulting in pre-tax operating income of $30.8 million. This compares to gross written premiums of $179.8 million and operating income of $23.3 million in the second quarter of 2006. The combined ratio for the second quarter periods of 2007 and 2006, respectively, were 87.6 percent and 90.6 percent. The underwriting results for the second quarter of 2007 and 2006 include favorable loss development of $5.4 million and $0.9 million, respectively.

     For the six months ended June 30, 2007, gross written premiums for E&S were $377.7 million, generating operating income of $60.6 million and a combined ratio of 87.5 percent. This compares to gross written premiums of $357.8 million, operating income of $40.3 million and a combined ratio of 92.0 percent for the first half of 2006. The underwriting results for the six months ended June 30, 2007 include favorable loss development of $14.5 million, compared to $1.3 million for the same period in 2006.

     Select Markets - Starting with the second quarter of 2007, Select Markets includes financial results from what was previously reported separately as Argonaut Group's Public Entity segment. During the second quarter of 2007, gross written premiums for Select Markets were $88.6 million generating operating income of $12.4 million, compared to gross written premiums of $80.6 million and operating income of $10.9 million during the same period in 2006. The combined ratio for the 2007 second quarter was 92.1 percent, versus a 2006 second quarter combined ratio of 91.2 percent. The underwriting results for the second quarter of 2007 and 2006 include favorable loss development of $0.1 million and $5.3 million, respectively.

     For the six months ended June 30, 2007, gross written premiums for Select Markets were $187.7 million, generating record operating income of $26.1 million and a combined ratio of 91.1 percent. This compares to gross written premiums of $171.3 million, operating income of $20.1 million and a combined ratio of 92.5 percent for the comparable period in 2006. The underwriting results for the six months ended June 30, 2007 and 2006 include favorable loss development of $1.5 million and $4.4 million, respectively.

     CONFERENCE CALL

     Argonaut Group will conduct an investor conference call starting at 9:00 a.m. EDT (8:00 a.m. CDT) tomorrow, Tuesday, Aug. 7, 2007. The conference call can be accessed by visiting the investor relations section of Argonaut Group's Web page, which can be found at www.argonautgroup.com, or by telephone toll free at 800-291-9234 (pass code: 26776481). The international dial-in number for the conference call is 617-614-3923 (pass code: 26776481). A webcast replay of the conference call will be available approximately one hour after the call's completion on Argonaut Group's investor relations web page at www.argonautgroup.com, or by telephone toll free at 888-286-8010 (pass code:
25380053). If calling from abroad, please access the conference call replay by dialing 617-801-6888 (passcode 25380053).

     ABOUT ARGONAUT GROUP, INC.

     Headquartered in San Antonio, Argonaut Group, Inc. (NasdaqGS: AGII) is a national underwriter of specialty insurance products in niche areas of the property and casualty market, with $3.8 billion in assets. Argonaut Group offers a full line of high quality products and services designed to meet the unique coverage and claims handling needs of businesses in two primary segments: Excess and Surplus Lines and Select Markets. Members of Argonaut Group include Colony, Argonaut Specialty, Rockwood, Great Central, Grocers Insurance, Trident, and Argonaut Insurance. Information on Argonaut Group and its subsidiaries is available at www.argonautgroup.com.

     FORWARD-LOOKING STATEMENTS DISCLOSURE

     This news release may contain "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. For a more detailed discussion of risks and uncertainties, see the Company's public filings made with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements.

                       (financial tables follow)


                         ARGONAUT GROUP, INC.
                      CONSOLIDATED BALANCE SHEETS
                (in millions, except per share amounts)

                                               June 30,   December 31,
                                                 2007         2006
                                              ----------- ------------
                                              (unaudited)
                   Assets
 Total investments                            $   2,613.1 $    2,514.1
 Cash and cash equivalents                           22.3         43.8
 Accrued investment income                           21.5         19.5
 Receivables                                        766.6        726.4
 Goodwill                                           106.3        106.3
 Other assets                                       319.7        311.4
                                              ----------- ------------
                Total assets                  $   3,849.5 $    3,721.5
                                              =========== ============

    Liabilities and Shareholders' Equity
 Reserves for losses and loss adjustment
  expenses                                    $   2,113.4 $    2,029.2
 Unearned premiums                                  502.5        516.4
 Other liabilities                                  373.4        328.2
                                              ----------- ------------
              Total liabilities                   2,989.3      2,873.8

 Total shareholders' equity                         860.2        847.7
                                              ----------- ------------
 Total liabilities and shareholders' equity   $   3,849.5 $    3,721.5
                                              =========== ============

 Book value per common share - basic          $     24.88 $      26.12
                                              =========== ============
 Book value per common share - diluted (a)    $     24.88 $      25.34
                                              =========== ============


(a) Book value per common share - diluted, includes the impact of the Series A Mandatory Convertible Preferred Stock on an as if converted basis. Preferred stock fully converted into common shares as of June 30, 2007.


                         ARGONAUT GROUP, INC.
                         FINANCIAL HIGHLIGHTS
                             ALL SEGMENTS
               (in millions, except per share amounts)


                                  Three Months Ended Six Months Ended
                                       June 30,          June 30,
                                  ------------------ -----------------
                                    2007      2006     2007     2006
                                     (unaudited)        (unaudited)

Gross Written Premiums            $   276.8 $  258.9 $  563.5 $  528.1
Net Written Premiums                  200.7    186.7    401.3    378.2

Earned Premiums                       209.9    200.4    415.5    400.3
Net Investment Income                  28.3     25.0     56.5     49.7
Gains on Sales of Investments           3.3      3.3      3.9      3.3
                                  --------- -------- -------- --------
  Total Revenue                       241.5    228.7    475.9    453.3

Losses and Loss Adjustment
 Expenses                             124.1    118.9    243.2    240.8
Underwriting, Acquisition and
 Insurance Expense                     83.7     71.0    158.3    139.4
Interest Expense                        3.3      3.2      6.6      6.3
                                  --------- -------- -------- --------
  Total Expenses                      211.1    193.1    408.1    386.5

Income Before Tax                      30.4     35.6     67.8     66.8
Income Tax Provision                    9.4     12.2     21.7     22.9
                                  --------- -------- -------- --------
   Net Income                     $    21.0 $   23.4 $   46.1 $   43.9
                                  ========= ======== ======== ========

Net Income:
  From Operations                 $    27.1 $   32.3 $   63.9 $   63.5
  From Sale of Investments              3.3      3.3      3.9      3.3
                                  --------- -------- -------- --------
Income Before Taxes                    30.4     35.6     67.8     66.8
  Income Tax Provision                  9.4     12.2     21.7     22.9
                                  --------- -------- -------- --------
Total Net Income:                 $    21.0 $   23.4 $   46.1 $   43.9
                                  ========= ======== ======== ========

Net Income per Common Share
 (Basic):                         $    0.62 $   0.74 $   1.38 $   1.38
                                  ========= ======== ======== ========

Net Income per Common Share
 (Diluted):                       $    0.61 $   0.69 $   1.34 $   1.30
                                  ========= ======== ======== ========

Weighted Average Common Shares:
   Basic                               33.9     31.3     33.4     31.2
                                  ========= ======== ======== ========
   Diluted                             34.6     33.8     34.4     33.8
                                  ========= ======== ======== ========


                         ARGONAUT GROUP, INC.
                             SEGMENT DATA
                            (in millions)


                               Three Months Ended    Six Months Ended
                                    June 30,             June 30,
                               --------------------  -----------------
                                 2007       2006      2007     2006
                                   (unaudited)         (unaudited)
Excess & Surplus Lines
------------------------------
 Gross Written Premiums        $   190.0  $  179.8   $ 377.7  $ 357.8
 Net Written Premiums              142.5     133.2     281.1    263.7
 Earned Premiums                   139.5     131.2     274.1    254.3

 Underwriting Income           $    17.3  $   12.4   $  34.4  $  20.5
 Net Investment Income              13.5      10.9      26.2     19.8
                               ---------- ---------  -------- --------
 Operating Income Before Taxes $    30.8  $   23.3   $  60.6  $  40.3
                               ========== =========  ======== ========

 Loss Ratio                         56.5%     59.5%     55.8%    61.0%
 Expense Ratio                      31.1%     31.1%     31.7%    31.0%
                               ---------- ---------  -------- --------
 GAAP Combined Ratio                87.6%     90.6%     87.5%    92.0%
                               ========== =========  ======== ========

Select Markets
------------------------------
 Gross Written Premiums        $    88.6  $   80.6   $ 187.7  $ 171.3
 Net Written Premiums               60.8      56.6     122.8    117.8
 Earned Premiums                    72.9      64.9     143.1    131.6

 Underwriting Income           $     5.8  $    5.6   $  12.7  $   9.9
 Net Investment Income               6.6       5.3      13.4     10.2
                               ---------- ---------  -------- --------
 Operating Income Before Taxes $    12.4  $   10.9   $  26.1  $  20.1
                               ========== =========  ======== ========

 Loss Ratio                         64.5%     61.0%     63.2%    62.5%
 Expense Ratio                      27.6%     30.2%     27.9%    30.0%
                               ---------- ---------  -------- --------
 GAAP Combined Ratio                92.1%     91.2%     91.1%    92.5%
                               ========== =========  ======== ========


                         ARGONAUT GROUP, INC.
           RECONCILIATION OF OPERATING INCOME TO NET INCOME
                            (in millions)


                                   Three Months Ended Six Months Ended
                                   ------------------ ----------------
                                        June 30,          June 30,
                                   ------------------ ----------------
                                     2007      2006    2007     2006


Excess & Surplus Lines             $    30.8 $   23.3 $  60.6 $   40.3
Select Markets                          12.4     10.9    26.1     20.1
Run-Off Lines                            3.1      4.6     4.4     13.4
Corporate & Other                     (19.2)    (6.5)  (27.2)   (10.3)
                                   --------- -------- ------- --------
  Operating Income Before Taxes         27.1     32.3    63.9     63.5
Gains on Sales of Investments            3.3      3.3     3.9      3.3
                                   --------- -------- ------- --------
  Income Before Taxes                   30.4     35.6    67.8     66.8
Income Tax Provision                     9.4     12.2    21.7     22.9
                                   --------- -------- ------- --------
  Net Income                       $    21.0 $   23.4 $  46.1 $   43.9
                                   ========= ======== ======= ========


     CONTACT: Argonaut Group, Inc., San Antonio
              Mark Haushill, 210-321-8400
              Chief Financial Officer